AZCO MINING INC.
                             7239 N. El Mirage Road
                               Glendale, AZ 85307
                                 (623) 935-0774

                         NOTICE AND PROXY STATEMENT FOR
            Annual Meeting of Stockholders To Be Held April 26, 2002

To the Shareholders of AZCO Mining, Inc.:

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of AZCO Mining, Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate office located at 7239 N. El Mirage Road, Glendale, Arizona 85307, on Friday, April 26, 2002 at 11:00 a.m. (Phoenix local time) for the following purpose:

     1. To elect four directors to the Board of Directors to serve for a one year term;

     2.   To  ratify  the  Company's   independent  public  accountants,   Price
          Waterhouse Coopers, LLP.

     3. To transact any and all other business that may properly come before the Meeting or any Adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 11, 2002 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only shareholders of the Company's Common Stock of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. The stock transfer books will not be closed. A copy of the Company's 2001 Annual Report to Shareholders, in the form of the 10-K filed with the Securities and Exchange Commission, which includes audited financial statements, is enclosed. A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for ten
(10) days prior to the Annual Meeting.

     You are cordially invited to attend the Annual Meeting; whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you should be present at the Annual Meeting and should request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement. All proxies that are properly executed and received prior to the meeting will be voted at the meeting. If a stockholder specifies how the proxy is to be voted on any business to come before the meeting it will be voted in accordance with such specification. If a stockholder does not specify how to vote the proxy it will be voted FOR each matter scheduled to come before the meeting and in the proxy holders' discretion on such other business as may properly come before the meeting. Any proxy may be revoked by a stockholder at any time before it is actually voted at the meeting by delivering written notice to the secretary or acting secretary of the meeting, by delivering another valid proxy bearing a later date or by attending the meeting and voting in person.

BY ORDER OF THE BOARD OF DIRECTORS

------------------------------------------------------
Lawrence G. Olson, Chairman of the Board of Directors

                             YOUR VOTE IS IMPORTANT

                                AZCO MINING INC.
                             7239 N. El Mirage Road
                               Glendale, AZ 85307
                                 (623) 935-0774

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD April 26, 2002


                    SOLICITATION AND REVOCABILITY OF PROXIES

     The accompanying proxy is solicited by the Board of Directors on behalf of AZCO Mining, Inc., a Delaware corporation (the "Company"), to be voted at the 2002 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on April 26, 2002 at the time and place and for the purposes set forth in the accompanying Notice of Annual Shareholders (the "Notice") and at any adjournment(s) thereof. When proxies in the accompanying form are properly executed and received, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions noted thereon; if no direction is indicated, such shares will be voted for the election of directors and in favor of the other proposals set forth in the Notice.

     The executive offices of the Company are located at, and the mailing address of the Company is 7239 N. El Mirage Road, Glendale, AZ 85307.

     Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

     This proxy statement (the "Proxy Statement") and accompanying proxy are being mailed to stockholders on or about March 22, 2002. The Company's Annual Report on Form 10-K (the "2001 Form 10-K"), which serves as the Annual Report to Shareholders, covering the Company's fiscal year ended December 31, 2001, is enclosed herewith, and certain parts thereof are incorporated herein by reference. See "Incorporation by Reference."

     Any shareholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof either in person at the Annual Meeting, by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to Lawrence G. Olson, Chairman of the Board of Directors, 7239 North E. Mirage Road, Glendale, Arizona 85307; no such revocation shall be effective, however, until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

     In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of the Company's common stock, $0.002 par value per share (the "Common Stock"), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

     The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares of Common Stock and other costs of solicitation, are to be borne by the Company.

                                QUORUM AND VOTING

     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 11, 2002 (the "Record Date"). On the Record Date, there were 30,050,621 shares of Common Stock issued and outstanding.

     Each shareholder of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting and neither the Company's Articles of Incorporation (the "Articles of Incorporation") nor its Bylaws (the "Bylaws") allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting is required for the election of each of the nominees for director, and the affirmative vote of the holders of a majority of the shares of Common Stock voting at the meeting is required for approval of the increase in the total Common Stock.

     Abstentions   and  broker   non-votes  will  be  counted  for  purposes  of
determining a quorum, but will not be counted as voting for purposes of determining whether a proposal has received the necessary number of votes for approval of the proposal.

                                     SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary is not intended to be complete and is qualified in all respects by reference to the detailed information appearing elsewhere in this proxy statement and the exhibits hereto.

                                   The Meeting

Date, Time and Place of the Annual Meeting

     The Annual Meeting of AZCO is scheduled to be held on April 26, 2002, at 11:00 a.m. in the Company's corporate offices at 7239 N. El Mirage Road, Glendale, AZ 85307. See "Solicitation and Revocability of Proxies."

Record Date

     Only holders of record of shares of Common Stock at the close of business on March 11, 2002 are entitled to receive notice of and to vote at the Annual Meeting.

Vote Required

     Assuming the presence of a quorum at the Annual Meeting , the affirmative vote of the holders of a plurality of the shares of Common Stock represented and voting at the Annual Meeting is required for (i) the election of each nominee for director of the Company and (ii) ratification of the appointment of the independent public accountants of the Company.

Accountants

     Price Waterhouse Cooper, LLP, have been selected by the Company to act as the principal accountant for 2002. Price Waterhouse Cooper, LLP have been the accountants for the Company since 1991 years and no change of accountants has occurred since that time and none is contemplated. It is not expected that the representatives of

Price Waterhouse Cooper will attend the annual shareholders' meeting and will not be available to answer questions from the shareholders.

Recommendations

     THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR ("PROPOSAL 1") AND FOR RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS ("PROPOSAL 2").

                                   THE COMPANY

1.       Background

Board Meetings

     During the Company's fiscal year ended June 30, 2001 the Company's Board of Directors ("the Board") met 5 times. All of the directors were present at 75% or more of the aggregate of all meetings of the Board and committee meetings in which they serve. The Board has Audit and Compensation Committees and does not have a nominating or any other committees.

Audit Committee Report

     The Company's Audit Committee is presently composed of three directors who are not officers of the Company. The Company adopted its Audit Committee Charter in June 2000 and in accordance with the Audit Committee Charter's definition of "independent" directors, Anthony R. Harvey, an officer of the Company, resigned as a member of the Audit Committee and was replaced by Lawrence G. Olson. Mr. Olson was not an officer of the Company at the time of his appointment to the Audit Committee. The Board of Directors has determined that all members of the Audit Committee who attended the Audit Committee meeting held in September 2000 and those persons presently acting as directors of the Audit Committee are "independent" as defined in the American Stock Exchange listing standards regarding audit committees. The Audit Committee is responsible for monitoring and reviewing the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls and the financial reporting process while the independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.

     The Audit Committee held one meeting during fiscal year 2001. The meeting was designed to facilitate and encourage open communication between the Audit Committee and the Company's independent public accountant, PricewaterhouseCoopers LLP. During the meeting, the Audit Committee reviewed and discussed the Company's quarterly and annual financial statements with management and with PricewaterhouseCoopers LLP. The Audit Committee believes that management maintains an effective system of internal controls that results in fairly presented financial statements. The Audit Committee discussed with PricewaterhouseCoopers LLP matters relating to communications with audit committees as required by Statement on Auditing Standards No. 61. PricewaterhouseCoopers LLP also provided to the Audit Committee the written disclosures and the letter relative to auditor independence as required by Independence Standards Board Standard No. 1 and the Committee has discussed with PricewaterhouseCoopers its independence. PricewaterhouseCoopers LLP did not perform any non-audit services other than tax services during fiscal year 2001.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2001.

Audit Fees

     Fees from PricewaterhouseCoopers LLP for the fiscal year 2001 audit and the review of quarterly reports on Form 10-Q were $50,500.

All Other Fees

     All other billings from PricewaterhouseCoopers LLP for the calendar year 2001 totaled $4,411. During fiscal year 2001, PricewaterhouseCoopers LLP provided the Company with only audit and tax preparation services.

     Respectively submitted to the Azco Mining Inc. stockholders by the Audit Committee of the Board of Directors.

Stanley A. Ratzlaff, Audit Committee Chair
Paul A. Hodges
M. William Lightner

Stockholder Return Performance Graph

         The following graph shows the cumulative total stockholder return on the Company's Common Stock compared to the cumulative total return of two other stock market indices: (i) The American Stock Exchange Market Index (U.S.) (the "Amex Market Index (U.S.)"), and (ii) the Peer Group Index of similar line-of-business companies as described below. The time period graphed is the period from July 1, 1996 through June 30, 2001.

     The AMEX Market Index (U.S.) is an index comprising all domestic common shares traded on The American Stock Exchange. The Peer Group Index includes data from the following five companies: Benguet Corporation , Freeport McMoran Copper & Gold, Rio Tinto PLC (formerly RTZ Corp. PLC), Canyon Resources Corp. and Hecla Mining Co. all of which are listed on AMEX or the NYSE.

                                1996            1997            1998            1999            2000           2001
                                ----            ----            ----            ----            ----           ----
Azco Mining Inc.                100             84.00           44.00           60.00           76.00          32.00
Peer Group Index                100             99.82           53.25           59.81           34.23          40.34
AMEX Market Index               100             106.35          122.96          120.96          139.08         136.22


(1) Assumes $100 invested on July 1, 1996 in the Company's Common Stock, the AMEX Market Index, and the Peer Group Index of alike line-of-business companies.

(2)  Total stockholder return assumes reinvestment of dividends.

(3)  Where applicable, Canadian currency has been translated to U.S. Dollars.


2.   Security Ownership of Management and Principal Shareholders

     The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by each person or group who owned, to the Company's knowledge, more than five percent of the Common Stock, each of the Company's directors, the Company's Chief Executive Officer, and all of the Company's directors and executive officers as a group.

Name of Beneficial Owner                                      Amount of Ownership (1)                     Percent of Class
------------------------                                      -----------------------                     ----------------
Christian Mustad                                                        1,950,000                                  6.49%
Rue de l'Industrie 6
CH - 1630 BULLE, Switzerland

Lawrence G. Olson
Director, Chairman, President & CEO                                     1,878,700(1)                               6.21%

Paul A. Hodges                                                            133,000(2)                              -
Director

Stanley A. Ratzlaff                                                       180,000(3)                               -
Director

M. William Lightner Jr.                                                   125,000(4)                               -
Director

Gary L. Simmerman                                                         315,000(5)                               1.04%
Vice-President Operations

Ryan A. Modesto                                                           205,000(6)                         -
Vice-President Finance, Secretary

All of the officer and directors                                        2,836,700(7)                                9.11%
as a group - 6 persons


- = less than 1%

(1) Includes options to acquire (i) 100,000 shares at an exercise price of CDN $1.05 per share and (ii) 100,000 shares at an exercise price of US $0.67 per share.

(2) Includes option to acquire (i) 50,000 shares at an exercise price of CDN $1.05 per share (ii) 50,000 shares at an exercise price of CDN $0.70 per share and (iii) 20,000 shares at an exercise price of US $0.67 per share.

(3) Includes options to acquire (i) 100,000 shares at an exercise price of US $0.90 per share and (ii) 20,000 shares at an exercise price of US $0.67 per share.

(4) Includes of options to acquire (i) 100,000 shares at an exercise price of US $0.69 per share and (ii) 20,000 shares at an exercise price of US $0.67 per share.

(5) Consists of options to acquire (i) 30,000 shares at an exercise price of CDN $0.80 per share (ii) 210,000 shares at an exercise price of CDN $1.05 per share (iii) 25,000 shares at an exercise price of CDN $0.70 per share and (iv) 50,000 shares at an exercise price of CDN $0.95 per share.

(6) Includes options to acquire (i) 30,000 shares at an exercise price of CDN $0.80 per share (ii) 20,000 shares at an exercise price of CDN $0.70 per share (iii) 120,000 shares at an exercise price of CDN $1.05 per share and
     (iv) 30,000 shares at an exercise price of US $0.67 per share.

(7)  Includes options to acquire an aggregate of 1,075,000 shares.

3.   Voting   Intentions   of  Certain   Beneficial   Owners   and   Management.

     To be ratified by the Shareholders, Proposal No. 1, Proposal No. 2, and Proposal No. 3, each require the affirmative vote of a majority of the Company's outstanding voting securities present after quorum. The Company's directors and officers have advised the Company that they will vote the 2,836,700 shares owned or controlled by them FOR each of the Proposals in this Proxy Statement. These shares represent 9.11% of the outstanding common stock of the Company.

4.   Additional Information.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W. Washington, D.C. 20549. The Company's Common Stock is traded through AMEX and the Toronto Stock Exchange under the symbol AZC.

     All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, after the date of this Proxy Statement, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing such documents. The Company is not current in its filings. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Proxy Statement.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Proxy Statement has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Proxy Statement, other than exhibits to such documents. Written requests for such copies should be directed to the Company at 7239 N. El Mirage Road, Glendale, Arizona 85307.

5.   Director Compensation

     Compensation awarded to Directors of the Company is listed below in response to question 7, "Remuneration and Executive Compensation."

6.   Compliance with Section 16(a)

     Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") requires the Company's directors, officers and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("the Commission"). Directors, officers and greater than 10 percent beneficial owners are required by applicable regulations to furnish the Company with copies of all forms they file with the Commission pursuant to
Section 16(a). The Company is not aware of any beneficial owner of more than 10 percent of its registered Common Stock for purposes of Section 16(a).

     Based solely upon a review of the copies of the forms furnished to the Company, the Company has not met all filing requirements applicable to its directors and executive officers were satisfied.

7.   Remuneration and Executive Compensation

     The following table sets forth for fiscal 2001 compensation awarded or paid to the Company's officers and directors (collectively, the "named Executive Officers"). Other than as indicated in the table below, no executive officer of the Company received any annual compensation in the year ended June 30, 2001.

                           Summary Compensation Table
                            Annual Compensation Table

                                       Annual Compensation      Long Term Compensation
                                          Other    Restricted
                                          Annual   Stock           Options/   LTIP       All Other
Name and Title            Year    Salary  Bonus    Compensation    Awarded    SARs (#)   payouts ($)   Compensation
--------------            ----  --------- -----    ------------    -------    --------   -----------   ------------
Lawrence G. Olson         2001                   0          0      0                     0             0
President, CEO,           2000                   0  18,000(1)       0                     0             0
Chairman                  1999                   0   4,500(1)      0          100,000    0             0

Alan P. Lindsay           2001   66,150(2)       0   3,000(3)      0                     0             0
Former President, CEO,    2000  192,938(2)9,413      9,000(3)      0                     0             0
Chairman                  1999  183,750(2)9,000      9,000(3)      0          200,000    0             0

Ryan A. Modesto           2001  110,000             31,044(4)      0                     0             0
V.P. of Finance,          2000  116,664   5,583             0      0                     0             0
Secretary                 1999  109,084   5,550             0      0            70,000   0             0

Gary L. Simmerman         2001  160,416          0          0      0                     0             0
V.P. of Operations        2000  158,824   7,750             0      0            50,000   0             0
                          1999  115,793   7,500    30,000(5)       0          155,000    0             0

(1) These amounts represent directors fees paid to Mr. Olson prior to October 2000. Mr. Olson has received no salary or fees since he became Chairman of the Board, President and CEO of the Company in October 2000.

(2) These amounts were actually paid to Alan Lindsay and Associates Ltd., a management company under the control of Mr. Lindsay pursuant to a Management Agreement dated May 1, 1989 and a successor Management Agreement dated February 1, 1998 with the Company.

(3)  These amounts were paid as reimbursement of medical insurance premiums.

(4) Mr. Modesto was reimbursed $31,044 in relocation costs in conjunction with the move of the Company's corporate office from Ferndale, Washington to Glendale, Arizona.

(5) Mr. Simmerman was granted a $30,000 relocation allowance in conjunction with the move of the Company's establishment of its Glendale office to oversee the Black Canyon Mica Project.

     All of the foregoing amounts are estimates based upon the Company's internal forecast and budget. There can be no assurance that the amounts of compensation actually paid, or the persons to whom it is paid, will not differ materially from the above estimates.

Option Grants in Last Fiscal Year

Name                        Number of         % of total      Exercise or    Expiration Date      Potential Realized Value
                            Securities        Options         Base Price                          (US$) at Assumed Annual
                            Underling         granted to      (US$ per                            Rates of Stock Price
                            Options           Employees       Share)                              Appreciation for Option term
                            Granted (#)       in Fiscal Year                                         5%             10%
Stanley A. Ratzlaff         100,000(1)         40%            0.90           February 13, 2006     24,865        54,946
M. William Lightner         100,000(2)         40%            0.69           March 6, 2006         19,063        42,125


(1)  These options are exercisable from the date of grant (February 13, 2001).

(2)  These options are exercisable from the date of grant (March 6, 2001).

    Aggregated Option Exercises in Last Fiscal Year and FY-End Options Values

                                  Number of Securities Underling               Value of Unexercised In-The-money
                                   Unexercised Options at FY-End                   Options at FY-End ($)(*)
Name                              Exercisable            Unexercisable            Exercisable            Unexercisable
----                              -----------            -------------            -----------            -------------
Lawrence G. Olson                 100,000                   -0-                     -0-                     -0-
Gary L. Simmerman                 315,000                   -0-                    1,000                    -0-
Ryan A. Modesto                   170,000                   -0-                     800                     -0-


(*) Based on the closing price of $0.50 of the Company's Common Stock as quoted on the American Stock Exchange on June 30, 2001.

Compensation of Directors

     The Company pays to each of its outside, non-officer directors a fee of $1,500 per month. The Company also reimburses its directors for reasonable expenses incurred by them in attending meetings of the Board of Directors. During fiscal year 2000, non-officer directors received a total of $-0- in consulting fees separate and distinct from directors fees as a result of actual services rendered above and beyond those typical of a non-officer director. It is the Company's policy to grant immediately exercisable options to directors upon their initial election to purchase 100,000 shares of the Company's common stock at an exercise price equal to the fair market value of the stock.

Employment Contracts and Change-in-Control Arrangements.

     On February 1, 1998 the Company entered into separate management agreements with Alan Lindsay and Associates Ltd., and with ARH Management Ltd. Associates Ltd. is a British Columbia corporation owned and controlled by Mr. Lindsay, the Company's Chief Executive Officer. ARH Management Ltd. is a British Columbia corporation owned and controlled by Mr. Harvey, the Company's Vice-Chairman. These management agreements replaced the original management agreements with Associates Ltd. and ARH Management Ltd. each dated May 1, 1989 in their entirety. The management agreements provide that all salary amounts otherwise payable by the Company to Messers. Lindsay and Harvey be paid to Associates Ltd.. and ARH Management Ltd. , respectively. Under the agreements, each of Messers. Lindsay and Harvey receive a base fee of $180,000 annually plus an allowance for equivalent insurance benefits (approximately $750 per month). The base fee may be renegotiated annually at the request of either party to the management agreements. If the parties cannot agree on the renegotiated base fee, then the base fee is increased by the greater of 5% or the amount of the cost of living index as published by the Canadian federal government. The management agreements are each for a period of 36 months automatically renewing for subsequent one-year periods unless either party gives the other party notice of non-renewal at least 90 days prior to the end of any term. In October 2000, the Company elected to not renew these agreements, which expired on February 2001. In connection with this non-renewal, each of Associates Ltd. and ARH Management Ltd. demanded payment from the Company of a termination fee equal to $297,675 based on the terms of the management agreements. The Company disputes its obligations to pay the termination fees based on a breach by Messrs. Lindsay and Harvey of their fiduciary duties to the Company as directors and executive officers. This matter is currently in litigation.

     Management agreements were provided to Mr. Modesto on November 19, 1996 and to Mr. Simmerman on October 23, 1998. The management agreements provide for a lump sum distribution in an amount (taking into account all other applicable change in control payments by the Company) not to exceed 299% of the base amount as defined in IRC Section 280G (b) upon a change in control of the Company. Such "base amount" is generally equivalent to the applicable person's average annual compensation from the Company includable in his gross income over the preceding five years. Change of control is therein defined to include only the following:

(i)the acquisition (whether direct or indirect) of shares in excess of 20% of the outstanding shares of Common Stock of the Company by a person or group of persons, other than through a public equity offering by the Company;

(ii)the occurrence of any transaction relating to the Company required to be described pursuant to the requirements of item 6(e) of Schedule 14A of Regulation 14A of the SEC under the Securities and Exchange Act of 1934; or

(iii)any change in the composition of the Board of Directors of the Company resulting in a majority of the present directors not constituting a majority; provided, that in making such determination directors who were elected by, or on the recommendation of, such present majority, shall be excluded.

     On August 15, 1994 and on December 8, 1999, the Company provided director's agreements to Messrs. Hodges and Olson. The director's agreements are effective in the event of a change in control of the Company. The director's agreements provide for a lump sum distribution not to exceed $100,000 to each of Messrs. Hodges and Olson upon a change in control of the Company. The terms "change in control" has the same definition as set forth above in connection with the management agreements.

8.   Information and Background of Officers and Directors

     The following table shows the positions held by the Company's officers and directors. The directors were appointed and will serve until the next annual meeting of the Company's stockholders, and until their successors have been elected and have qualified. The officers were appointed to their positions, and continue in such positions at the discretion of the directors.

Name                       Age      Position
----                       ---      --------
Lawrence G. Olson          64       Chairman of the Board, CEO, President and Director
Paul A. Hodges             75       Director
Stanley A. Ratzlaff        66       Director
M. William Lightner, Jr.   67       Director
Ryan A. Modesto            46       Vice President of Finance, Secretary
Gary L. Simmerman          51       Vice President of Operations


Lawrence G. Olson - age 64, Chairman of the Board, Chief Executive Officer, President and a Director. Mr. Olson became a director of the Company on March 15, 1999 in connection with the acquisition of Arizona Mica Properties Inc. On October 25, 2000 Mr. Olson was appointed Chairman, President and Chief Executive Officer of the Company. Mr. Olson has owned and operated his own business, Olson Precast of Arizona Inc., since 1973. Mr. Olson received a B.S. in Civil Engineering from the University of Southern California in 1959. In 1998, Olson Precast of New Mexico, Inc., a company controlled by Mr. Olson, was liquidated under the United States bankruptcy laws in proceedings in the

United States Bankruptcy Court for the district of New Mexico. Mr. Olson is a member of the Audit Committee and the Compensation Committee.

Paul A. Hodges - age 75, Director. Mr. Hodges has been a director of the Company since October 1, 1993. He has a degree in Mining Engineering from the Colorado School of Mines and is a registered professional engineer in Arizona. Mr. Hodges has over 40 years experience in the mining industry, covering exploration, operations, project startups, management and financing. Mr. Hodges was the Chief Engineer worldwide for open pit mining for RTZ and the President of Anamax Mining Company at Twin Buttes. Most recently Mr. Hodges was the President of Compania Minera El Indio. He was a director of Lac Minerals Limited, a publicly traded company acquired by American Barrick in late 1994. Mr. Hodges is the Chairman of the Audit Committee and a member of the Compensation Committee.

Stanley A. Ratzlaff - age 66, Director. Mr. Ratzlaff became a director of the Company on February 13, 2001. Mr. Ratzlaff a Financial Consultant and CPA has a B.A., cum laude, from San Jose State University. He also completed the Advanced Management Program at Harvard Business School. Mr. Ratzlaff worked from 1961 to 1969 for the public accounting firm of Ernst & Young. Since that time Mr. Ratzlaff has held the following positions: Assistant Controller of Atlantic Richfield Company, Corporate Controller of Standard Oil Company (OHIO), Vice President and Controller of Occidental Petroleum Corporation and Vice President and Controller of Pacific Enterprises. From 1994 to present, Mr. Ratzlaff has been a consulting CFO for small companies. Mr. Ratzlaff is a director and past chairman of a non- profit entity.

M. William Lightner Jr. - age 67, Director. Mr. Lightner became a director of the Company March 6, 2001. Mr. Lightner a Financial Consultant and CPA has a B.S. in Commerce from Grove City College and a MBA from the University of Pennsylvania, Wharton School of Business. Mr. Lightner spent 31 years with the public account firm Arthur Andersen & Co., retiring in 1989 as a Partner. Mr. Lightner became involved in leveraged buy-outs and held the positions of Chairman of Mica Resources and Financial Vice President of Merit Energy. Most recently Mr. Lightner held the positions of CFO and Executive Vice President at Consumer Packaging, Inc. (1994 to 1999) and Anchor Glass Container Corp. (1997 to 2001). Mr. Lightner remains a director of Anchor Glass Containers Corp.

Ryan A. Modesto -- age 46, Vice President of Finance, Corporate Secretary. Mr. Modesto joined the Company in June 1994 as the Controller of the Sanchez Project. On January 1, 1996 he was elected as the Company's Corporate Controller and Principal Accounting Officer, in October 1998 he was appointed Vice-President of Finance, and on October 25, 2001 he was elected as Corporate Secretary of the Company. Mr. Modesto earned a B.S. in Accounting from the University of Utah in 1977 and has 25 years of corporate management, accounting and administrative experience in the mining industry. For the six years prior to joining the Company Mr. Modesto was the Controller of the Santa Fe Mine for Corona Gold Inc. in Nevada.

Gary L. Simmerman -- age 51, Vice President of Operations. Mr. Simmerman joined the Company in September 1992 as Chief Engineer of the Sanchez Project and in October 1998 was elected as Vice-President of Operations. Mr. Simmerman, who has a B.S. in Mining Engineering from the University of Arizona, has worked in the mining industry since 1974, and has been involved in exploration, development and production operations in gold, silver, copper, cobalt, coal and uranium. For the five years prior to joining the Company Mr. Simmerman was Chief Engineer for Santa Fe Pacific Gold's Rabbit Creek Mine and was involved in the original determination of the ore reserves and the feasibility stage through startup, production and expansion to a 200,000 ton per day operation.

9.  Stockholder Proposals

     Proposals by stockholders of the Company to be presented at the next annual meeting of stockholders must be received by the Company a reasonable amount of time prior to such meeting to be included in the Company's proxy statement and proxy for that meeting. If a stockholder intends to submit a proposal at the Meeting that is not included in the Company's Proxy Statement, and the stockholder fails to notify the Company of such proposal a reasonable amount of time before the Company mails the proxy materials for the Meeting, then the proxies appointed by the Company's management will be allowed to use their discretionary voting authority when the proposal is raised at the Meeting without any discussion on the matter in the Proxy Statement. The proponent must be a stockholder of record or a beneficial owner entitled to vote on his or her proposal at the next annual meeting and must continue to own such security entitling him or her to vote through that date on which the meeting is held. The proponent must own 1% or more of the outstanding shares, or $2,000.00 in market value, of the Company's Common Stock and must have owned such shares for one year in order to present a stockholder proposal to the Company.

                                 PROPOSAL NO. 1:
                            ELECTION OF BOARD MEMBERS

     The Bylaws of the Company provide that the number of directors that shall constitute the whole board shall be not less than one (1). The number of directors presently comprising the Board of Directors is four (4).

Nominees

     Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the following named nominees for the office of director of the Company, to hold office until next annual meeting of the shareholders or until their respective successors shall have been duly elected and shall have qualified. Each of the nominees is presently a director of the Company.

1.   Information Concerning Nominees

Name                       Age      Position
----                       ---      --------
Lawrence G. Olson          64       Chairman of the Board, CEO, President and Director
Paul A. Hodges             75       Director
Stanley A. Ratzlaff        66       Director
M. William Lightner, Jr.   67       Director


Lawrence G. Olson - age 64, Chairman of the Board, Chief Executive Officer, President and a Director. Mr. Olson became a director of the Company on March 15, 1999 in connection with the acquisition of Arizona Mica Properties Inc. On October 25, 2000 Mr. Olson was appointed Chairman, President and Chief Executive Officer of the Company. Mr. Olson has owned and operated his own business, Olson Precast of Arizona Inc., since 1973. Mr. Olson received a B.S. in Civil Engineering from the University of Southern California in 1959. In 1998, Olson Precast of New Mexico, Inc., a company controlled by Mr. Olson, was liquidated under the United States bankruptcy laws in proceedings in the United States Bankruptcy Court for the district of New Mexico. Mr. Olson is a member of the Audit Committee and the Compensation Committee.

Paul A. Hodges - age 75, Director. Mr. Hodges has been a director of the Company since October 1, 1993. He has a degree in Mining Engineering from the Colorado School of Mines and is a registered professional engineer in Arizona. Mr. Hodges has over 40 years experience in the mining industry, covering exploration, operations, project startups, management and financing. Mr. Hodges was the Chief Engineer worldwide for open pit mining for RTZ and the President of Anamax Mining Company at Twin Buttes. Most recently Mr. Hodges was the President of Compania Minera El Indio. He was a director of Lac Minerals Limited, a publicly traded company acquired by American Barrick in late 1994. Mr. Hodges is the Chairman of the Audit Committee and a member of the Compensation Committee.

Stanley A. Ratzlaff - age 66, Director. Mr. Ratzlaff became a director of the Company on February 13, 2001. Mr. Ratzlaff a Financial Consultant and CPA has a B.A., cum laude, from San Jose State University. He also completed the Advanced Management Program at Harvard Business School. Mr. Ratzlaff worked from 1961 to 1969 for the public accounting firm of Ernst & Young. Since that time Mr. Ratzlaff has held the following positions: Assistant Controller of Atlantic Richfield Company, Corporate Controller of Standard Oil Company (OHIO), Vice President and Controller of Occidental Petroleum Corporation and Vice President and Controller of Pacific Enterprises. From 1994 to present, Mr. Ratzlaff has been a consulting CFO for small companies. Mr. Ratzlaff is a director and past chairman of a non- profit entity.

M. William Lightner Jr. - age 67, Director. Mr. Lightner became a director of the Company March 6, 2001. Mr. Lightner a Financial Consultant and CPA has a B.S. in Commerce from Grove City College and a MBA from the University of Pennsylvania, Wharton School of Business. Mr. Lightner spent 31 years with the public account firm Arthur Andersen & Co., retiring in 1989 as a Partner. Mr. Lightner became involved in leveraged buy-outs and held the positions of Chairman of Mica Resources and Financial Vice President of Merit Energy. Most recently Mr. Lightner held the positions of CFO and Executive Vice President at Consumer Packaging, Inc. (1994 to 1999) and Anchor Glass Container Corp. (1997 to 2001). Mr. Lightner remains a director of Anchor Glass Containers Corp.

     The Board of Directors does not contemplate that any of the above-named nominees for director will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors. No nominee is related by blood, marriage, or adoption to another nominee or to any executive officer of the Company or its subsidiaries or affiliates.

     Assuming the presence of a quorum, each of the nominees for director of the Company requires for his election the approval of the holders of a plurality of the shares of Common Stock represented and voting at the Annual Meeting.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.

                                 PROPOSAL NO. 2:
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers, LLP to audit the Compnay's financial statements prepare in connection with the submittal of the Company's report of Form 10-K for the fiscal year ended June 30, 2002. The Board of Ditrectos recommends that the stockholders ratify its selection of PricewaterhouseCoopers, LLP as the Company's independent public accountants and authorize the Board of Directors to fix and approve directors' remuneration. PricewaterhouseCoopers, LLP has audited the Company's financial statements since 1991.

     The shares of Common Stock represented by the proxies in the accompanying form will be voted "FOR" the ratification of the appointment of PricewaterhouseCooper as the Company's independent public accountants unless a contrary direction is indicated.

     The Company has requested representatives of PricewaterhouseCoopers to be present at the Meeting, will make available to such representatives an opportunity to make a statement if they so desire and expects them to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.